UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 9, 2017

GREEN PLAINS INC.

(Exact name of registrant as specified in its charter)

Iowa

(State or other jurisdiction of incorporation)

001-32924	84-1652107
(Commission file number)	(IRS employer identification no.)

1811 Aksarben Drive, Omaha, Nebraska	68106
(Address of principal executive offices)	(Zip code)

(402) 884-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The company held its 2017 annual meeting of shareholders on May 9, 2017, in Omaha, Nebraska. All matters voted on were approved. The numbers of shares cast for, against or withheld are as follows:

1.	Proposal to elect three directors, each to serve three-year terms that expire at the 2020 annual meeting.

Nominee Name	For	Withheld
Jim Anderson	28,035,937	501,251
Wayne Hoovestol	24,325,352	4,211,836
Ejnar Knudsen	28,113,554	423,634

There were 10,119,769 broker non-votes with respect to this matter.

2.

Proposal to approve an amendment to the company’s 2009 Equity Incentive Plan to (i) add a minimum vesting requirement of one year for all but 5% of awards under the plan and (ii) increase the aggregate number of shares that may be issued under the plan as stock-based awards from 3,000,000 to 4,110,000.

For	Against	Abstain
27,748,383	780,080	8,725

There were 10,119,769 broker non-votes with respect to this matter.

3.	Proposal to cast an advisory vote to approve the company’s executive compensation.

For	Against	Abstain
21,800,199	6,705,467	31,522

There were 10,119,769 broker non-votes with respect to this matter.

4.	Proposal to cast an advisory vote regarding the frequency of an advisory vote on executive compensation.

Every year	Every 2 years	Every 3 years	Abstain
17,077,349	29,436	11,174,755	255,648

There were 10,119,769 broker non-votes with respect to this matter.

No other matters were voted on at the annual meeting.

Item 8.01.  Other Events.

On May 9, 2017, Green Plains Inc. announced that its board of directors approved a quarterly cash dividend of $0.12 per share on the company’s common stock. The dividend will be payable on June 16, 2017, to shareholders of record at the close of business on May 26, 2017.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed as part of this report.

NumberDescription

99.1Press release, dated May 9, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2017	Green Plains Inc. By: /s/ Jerry L. Peters Jerry L. Peters Chief Financial Officer (Principal Financial Officer)